UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
O’CHARLEY’S INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-18629	62-1192475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 256-8500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders (the “Annual Meeting”) of O’Charley’s Inc. (the “Company”) held on May 18, 2011, a total of 19,738,226 shares of the Company’s common stock were present in person or represented by proxies out of a total of 21,658,155 shares of common stock outstanding and entitled to vote. The following proposals were voted on and approved by the Company’s shareholders at the Annual Meeting:
1. Election to the Company’s Board of Directors of the following 11 director nominees:

Nominee	For	Against	Withheld	Broker Non-Votes
Arnaud Ajdler	11,982,633	3,048,005	7,784	4,699,804
William F. Andrews	10,476,661	4,554,177	7,584	4,699,804
Douglas Benham	11,728,917	3,301,721	7,784	4,699,804
David W. Head	14,776,269	254,469	7,684	4,699,804
Philip J. Hickey, Jr.	14,890,482	140,156	7,784	4,699,804
Gregory Monahan	14,858,721	172,117	7,584	4,699,804
Dale W. Polley	11,695,044	3,335,594	7,784	4,669,804
Richard Reiss, Jr.	11,802,368	3,228,470	7,584	4,699,804
H. Steve Tidwell	11,926,956	3,103,682	7,784	4,699,804
Robert J. Walker	14,669,459	361,379	7,584	4,699,804
Shirley A. Zeitlin	14,760,707	268,748	8,967	4,699,804
2. Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Company’s 2011 proxy statement:

For	Against	Abstentions	Broker Non-Votes
11,955,653	3,008,676	74,093	4,699,804
3. Adoption of a non-binding advisory recommendation regarding the frequency with which the Company conducts future non-binding advisory votes on the Company’s executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
13,271,539	13,601	1,679,184	74,098	4,699,804
4. Ratification of selection of KPMG LLP as the Company’s independent registered public accounting firm for 2011:

For	Against	Abstentions
16,313,085	3,408,535	16,606
The Company’s Board of Directors has determined that the Company will include a non-binding advisory shareholder vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of such votes occurs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ R. Jeffrey Williams
R. Jeffrey Williams
Interim Chief Financial Officer and Treasurer
Date: May 23, 2011